EXHIBIT 99.1
BERKSHIRE HATHAWAY INC. NEWS RELEASE

FOR IMMEDIATE RELEASE	August 8, 2005
Omaha Ne., August 8, 2005—Berkshire Hathaway Inc. (NYSE: BRK.A and BRK.B) is putting out this press release to clarify a comment in its second quarter 10-Q dated August 5, 2005. In the 10-Q, Berkshire included the following disclosure: “Governmental authorities are also inquiring about the accounting by certain of Berkshire’s insurance subsidiaries for assumed and ceded finite transactions.” The inquiries being made by the government relate to the investigation that commenced with the original subpoena received from the SEC on January 7, 2005, and are not as a result of any new investigation by the SEC, DOJ, U.S Attorney or any other governmental authority. All affiliated insurance subsidiaries of Berkshire were included in the original subpoena issued by the SEC last January.
Berkshire Hathaway Inc. is a holding company owning subsidiaries engaged in a number of diverse business activities. The most important of these is the property and casualty insurance business conducted on both a direct and reinsurance basis through a number of subsidiaries.
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